                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this registration statement of our reports applicable to Hudson Respiratory Care, Inc. dated February 27, 1998 except with respect to the matter discussed in Note 11, as to which the date is April 7, 1998 and our report applicable to River Holding Corp. dated May 8, 1998 included herein and to all references to our Firm included in this registration statement.

                                                             ARTHUR ANDERSEN LLP
Orange County, California

August 14, 1998